APPLIED ENERGETICS REGAINS COMPLIANCE WITH NASDAQ MINIMUM BID-PRICE REQUIREMENT

TUCSON, Ariz.— April 29, 2010-- Applied Energetics, Inc., (NASDAQ: AERG), today announced that after the close of trading on April 28 it received a letter from The NASDAQ Stock Market (“NASDAQ”) confirming that the Company has regained compliance with the minimum bid-price requirement for continued listing on the NASDAQ Capital Market. The Company's stock has maintained a closing bid price at $1.00 per share or greater for at least ten consecutive trading days, as required by NASDAQ Listing Rule 5550(a)(2).

About Applied Energetics, Inc.

Applied Energetics, Inc., based in Tucson, Arizona, specializes in development and manufacture of advanced high performance lasers, high voltage electronics, advanced optical systems, and integrated guided energy systems for defense, aerospace, industrial, and scientific customers worldwide. Applied Energetics pioneered the development of Laser Guided Energy(TM) (LGE(TM)) technology, and related solutions for defense and security applications. For more information about Applied Energetics, please visit www.appliedenergetics.com.

Contact:
Kevin McGrath
Cameron Associates
212.245.4577
Kevin@cameronassoc.com